                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                               ------------------


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 2, 1999


                       TRINET CORPORATE REALTY TRUST, INC.
             (Exact name of Registrant as specified in its charter)



                                    Maryland
                            (State of Incorporation)


                1-11918                                    94-3175659
         (Commission File Number)                   (IRS Employer ID Number)






   One Embarcadero Center, 33rd Floor
           San Francisco, CA                                 94111
(Address of principal executive offices)                   (Zip Code)




                                 (415) 391-4300
              (Registrant's telephone number, including area code)

Item 5.  Other Events

MJ Designs, Inc., a tenant of TriNet Corporate Realty Trust Inc. (the "Company") occupying a 510,000 square foot industrial building in Coppell, Texas, is in default under its lease. The Company has learned that, on February 2, 1999, the tenant filed for protection under Chapter 11 of the federal bankruptcy laws. The Company has taken steps to collect on a standby letter of credit it holds as collateral under the lease. No actions have been taken by the tenant either to confirm or reject its lease with the Company. The annual rents under this lease total approximately $2.6 million, which represents less than 1.6% of the Company's total revenues for the year ended December 31, 1998. The face amount of the collateral letter of credit held by the Company is $2.5 million. Because of the very preliminary nature of these bankruptcy proceedings, the Company is not able at this time to determine the impact this event may have on the Company's financial results, including the impact, if any, on the Company's funds from operations per share.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        TRINET CORPORATE REALTY TRUST, INC.




                                        By: /s/ Elisa DiTommaso
                                           -------------------------------------
                                           Elisa DiTommaso
                                           Senior Vice President Finance,
                                           Chief Financial Officer and Treasurer
                                           (Authorized Officer of the Registrant
                                           and Principal Financial Officer)



Dated:  February 3, 1999